SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                       ___________________


                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    May 23, 1995




                    VALERO ENERGY CORPORATION
      (Exact name of Registrant as specified in its charter)

                             Delaware
          (State or other jurisdiction of incorporation)

     1-4718                              74-1244795
(Commission File Number)        (IRS Employer Identification No.)

530 McCullough Avenue, San Antonio, Texas   78215
(Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (210) 246-2000

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Item 5.   Other Events

          Effective May 23, 1995, Wertheim Schroder & Co., Inc. ("Wertheim") executed and delivered, and Valero Energy Corporation (the "Company") agreed and accepted an Assumption Agreement pursuant to which the Company appointed Wertheim as a limited agent of the Company for the solicitation and receipt of offers to purchase not greater than $10,000,000 aggregate principal amount of medium-terms notes of the Company. In consideration of the appointment, Wertheim agreed to assume the terms and obligations of that certain Distribution Agreement (the "Distribution Agreement") between the Company and Lehman Brothers Inc., Salomon Brothers Inc and BT Securities Corporation, as agents (collectively, the "Agents"). The Agents and the Company executed the Distribution Agreement on March 13, 1995, in connection with the sale from time to time by the Company of up to $250,000,000 initial public offering price of the Company's Medium-Term Notes (the "Notes") to be issued pursuant to an Indenture dated March 30, 1992, as supplemented by the First Supplemental Indenture dated March 13, 1995, between the Company and Bankers Trust Company, as trustee.

          The Company has previously filed with the Securities and Exchange Commission (the "Commission") (i) a Registration Statement on Form S-3 (Registration No. 33-56441) (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), and (ii) Amendment No. 1 to the Registration Statement (the "Amendment"), the Amendment being filed with the Commission pursuant to the Act on February 9, 1995. The Registration Statement, as amended by the Amendment, was declared effective on February 22, 1995. On March 13, 1995 the Company filed with the Commission a Prospectus Supplement, dated March 13, 1995, in connection with the Notes pursuant to Rule 424(b) under the Act.

Item 7.   Exhibits

     The following exhibits are filed as a part of this report:

     1.2 Assumption Agreement between Wertheim Schroder & Co., Inc. and Valero Energy Corporation


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                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          VALERO ENERGY CORPORATION




                                          By:    /s/ DON M. HEEP
                                          Name:  Don M. Heep
                                          Title: Senior Vice President and
                                                 Chief Financial Officer


Dated:   May 23, 1995